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                                                                   EXHIBIT 10.2
NATIONSBANK, N.A. (SOUTH)



                                November 6, 1996



Conseco, Inc.
11825 N. Pennsylvania St.
Carmel, Indiana 46032


Ladies and Gentlemen:

  We hereby make reference to that certain Promissory Note, dated September 30, 1996 (the Note ), of Conseco, Inc., (the Borrower ) in favor of NationsBank, N.A. (South) ( NationsBank ) and that certain Credit Agreement, dated as of August 31, 1995, as amended and restated as of April 12, 1996 (the "Credit Agreement"), among the Borrower, the financial institutions party thereto (the "Banks"), the documentation agents party thereto (collectively, the "Documentation Agents"), the managing agents party thereto (collectively, the "Managing Agents") and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Administrative Agent").
Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Note.

     We understand that:

     (a) pursuant to a form of Amended and Restated Declaration of Trust (the "Declaration"), the Borrower, as sponsor, contemplates creating from time to time one or more Delaware business trusts (collectively, the "Trusts") to issue up to $1,000,000,000 of Trust Originated Preferred Securities (collectively, the "Preferred Securities") pursuant to a registration statement to be filed with the Securities and Exchange Commission in compliance with the Securities Act of 1933, as amended, which Preferred Securities when issued will accrue a maximum cash distribution per annum of up to ten and one-half percent (10-1/2%) of the liquidation amount of $25 per Preferred Security;

     (b) pursuant to the Declaration, the Borrower will acquire all of the common stock of each of the Trusts (collectively, the "Common Securities" and together with the Preferred Securities called the "Trust Securities"), for a purchase price equal to at least 3% of the capital of each of the Trusts on the date of issuance of the Preferred Securities by such Trust, at the same time as the Preferred Securities are sold by such Trust;

     (c) the Borrower contemplates issuing up to $1,000,000,000 aggregate principal amount of Subordinated Deferrable Interest Debentures (collectively, the "Subordinated Debentures") pursuant to supplemental indentures executed from time to time (collectively, the "Supplemental Indentures") to the Borrower's


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existing form of indenture dated ____________, 1995 whereby the Subordinated
Debentures will be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness of the Borrower (including, without limitation, the Liabilities and the Additional Secured Borrower Obligations) whether now existing or hereafter incurred and the maximum amount of interest payable on such Subordinated Debentures will not exceed 10-1/2%;

     (d) the Trusts, with the Net Proceeds from the issuance of the Preferred Securities, contemplate purchasing all of the Subordinated Debentures from the Borrower for the benefit of the holders of the Trust Securities;

     (e) concurrently with the issuance of the Trust Securities, the Borrower contemplates entering into a Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") and a Common Securities Guarantee Agreement (the "Common Securities Guarantee"), whereby the Borrower will guarantee the payment of certain amounts to the holders of the Preferred Securities and the Common Securities, respectively, upon nonpayment of such amounts by the Trusts; provided that upon the occurrence and during the continuance of an Event of Default (as defined in the Declaration), the rights of the holders of the Common Securities to receive any payments under the Common Securities Guarantee are subordinated to the rights of the holders of Preferred Securities to receive payments under the Preferred Securities Guarantee; and provided, further, that the rights of the holders of the Trust Securities to receive any payments under either the Preferred Securities Guarantee or the Common Securities Guarantee, as applicable, shall be subordinate to the rights of NationsBank to receive payments from the Borrower under the Note; and

     (f) the Borrower, as sponsor of the Trusts, may elect at any time after the Closing Date (as defined in the Declaration) to dissolve the Trusts in accordance with the terms of the Trust Securities.

  The Borrower hereby agrees and acknowledges that, but for the waivers granted by the undersigned set forth below, the foregoing contemplated transactions would constitute various Events of Default under the Note. As a result, the Borrower has requested that the undersigned waive such Events of Default and the undersigned hereby agrees to waive the following:

     (a) any Event of Default that would result from any Default under Section 4.3(b) of the Credit Agreement relating to (i) any of the Trusts' failure to make a mandatory prepayment of the Loans from the Net Proceeds received by any of the Trusts in connection with the issuance of the Preferred Securities; provided that the aggregate gross proceeds of the issuance of such Preferred Securities does not exceed $500,000,000 and the Net Proceeds of such issuance are used to purchase the Subordinated Debentures and (ii) the Borrower's failure to make a mandatory prepayment of the Loans from the Net Proceeds received by the Borrower in connection with the issuance of the Subordinated Debentures; provided that the aggregate gross proceeds of the issuance of such Subordinated Debentures shall not exceed $500,000,000;

     (b)  any Event of Default that would result from any Default under Section
9.1 of the Credit Agreement relating to (i) the issuance of the Subordinated Debentures to the Trusts; provided that (A) the Indebtedness evidenced by the Subordinated Debentures shall not exceed an aggregate principal amount of $500,000,000, (B) the interest rate per annum payable on such Subordinated Debentures shall not exceed 10-1/2% and (C) the Subordinated Debentures shall be subordinated to the Liabilities, Additional Secured Borrower Obligations and the Note on terms satisfactory to the Administrative Agent and the undersigned and (ii) the Contingent Obligations evidenced by the Preferred Securities Guarantee and the Common Securities Guarantee; provided that the aggregate principal amount of such Indebtedness shall not exceed $500,000,000; and provided, further, that such Contingent Obligations are subordinated to the payment of the obligations of the Borrower under the Note on terms sat-


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isfactory to the undersigned;

     (c) any Event of Default that would result from any Default under Section 9.3(c) of the Credit Agreement relating (i) the Borrower's failure to meet the
 .35:1 Debt to Total Capitalization ratio in connection with the Acquisition of the Common Securities of the Trusts and (ii) the Borrower's failure to pledge the Common Securities to the Administrative Agent, for the benefit of the Banks, in connection with the Acquisition of the Trusts; and

     (d)  any Event of Default that would result from any Default under Section
9.10 of the Credit Agreement relating to the Borrower's Investment in the Common Securities.

In addition to the foregoing, the undersigned agrees that for purposes of determining the Borrower's compliance with the financial covenants set forth in Sections 10.2, 10.3 and 10.5 of the Credit Agreement, the Indebtedness evidenced by the Subordinated Debentures shall be deemed to constitute equity of the Borrower so long as such Indebtedness is held by the Trusts for the benefit of the holders of the Trust Securities and the Trust Securities remain outstanding and the Trusts remain in effect in accordance with the terms of the Declaration as reviewed to date.

In consideration of the foregoing waivers and agreements by the undersigned, the Borrower agrees that it will not, and will not permit any of its Subsidiaries to,

     (a) make any payment (whether of principal, interest or otherwise) on any Subordinated Debentures on any day other than the stated scheduled date for such payment set forth in the Supplemental Indenture reviewed by the undersigned to date;

     (b) prepay, redeem, purchase, defease or transfer its obligations under any Subordinated Debentures, or make any deposit for any of the foregoing; or

     (c) amend or modify the Declaration, any Supplemental Indenture, the terms of the Trust Securities, the Preferred Securities Guarantee or the Common Securities Guarantee if such amendment or modification could have an adverse effect on the undersigned or any material provision of the Note.

Furthermore, the Borrower agrees, as sponsor under the Declaration, that notwithstanding anything contained herein or in the Declaration it will not liquidate, dissolve or otherwise terminate any of the Trusts without the prior written consent of the undersigned (which consent shall not be unreasonably withheld).

  The waivers granted hereunder will not in any way operate as an amendment or modification of the Credit Agreement or any other Loan Document or the Note or a waiver or consent with respect to any existing or future Event of Default not specifically enumerated above.

  If the foregoing is in accordance with your understanding and is acceptable to you, please so indicate by executing this letter in the space provided below and returning it to the undersigned.


                                Very truly yours,

                                NATIONSBANK, N.A. (SOUTH)


                                By: /s/ William Herrell
                                    -------------------------
                                Name: William Herrell
                                Title: Vice President

Agreed and Accepted this 6th
day of November, 1996:

CONSECO, INC.

By: /s/ Lawrence W. Inlow
    -----------------------
Name: Lawrence W. Inlow
Title: Executive Vice President